    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 28, 2000
                                              REGISTRATION NO. 333-_____________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                  INTEVAC, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

        CALIFORNIA                                     94-3125814
 (STATE OF INCORPORATION)                (I.R.S. EMPLOYER IDENTIFICATION NUMBER)

                               3550 BASSETT STREET
                          SANTA CLARA, CALIFORNIA 95054
    (Address, including zip code of Registrant's principal executive offices)
                          EMPLOYEE STOCK PURCHASE PLAN
                            (FULL TITLE OF THE PLAN)


                                 NORMAN H. POND
                      CHAIRMAN OF THE BOARD, PRESIDENT AND
                             CHIEF EXECUTIVE OFFICER
                                  INTEVAC, INC.
                               3550 BASSETT STREET
                              SANTA CLARA, CA 95054
                                 (408) 986-9888

            (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                   Copies to:
                            HERBERT P. FOCKLER, ESQ.
                        WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION
                               650 PAGE MILL ROAD
                               PALO ALTO, CA 94304
                                 (650) 493-9300

                         CALCULATION OF REGISTRATION FEE

======================================================================================================================
                                                  AMOUNT TO BE   PROPOSED MAXIMUM   PROPOSED MAXIMUM     AMOUNT OF
                                                   REGISTERED     OFFERING PRICE       AGGREGATE       REGISTRATION
   TITLE OF SECURITIES TO BE REGISTERED                (1)        PER SHARE (2)      OFFERING PRICE         FEE
----------------------------------------------------------------------------------------------------------------------
Common Stock, no par value,
reserved for issuance under the Intevac,
Inc. Employee Stock Purchase Plan ("the Plan")....   500,000        $5.2063            $2,603,150.00     $687.23

     TOTAL........................................   500,000                           $2,603,150.00     $687.23
======================================================================================================================

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Plan being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) Estimated in accordance with Rule 457(h) under the Securities Act of 1933 (the "Securities Act") solely for the purpose of calculating the registration fee. The computation is based upon the average of the high and low sale prices of the Common Stock as reported on The Nasdaq National Market on January 25, 2000, multiplied by 85%, which is the percentage of the trading purchase price applicable to purchases under the referenced Plan.

================================================================================

                                  INTEVAC, INC.

                       REGISTRATION STATEMENT ON FORM S-8

                                     PART I

                     INFORMATION REQUIRED IN THIS PROSPECTUS

        Omitted pursuant to the instructions and provisions of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.    INCORPORATION OF DOCUMENTS BY REFERENCE.

        There are hereby incorporated by reference in this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission (the "Commission") by Intevac, Inc. (the "Registrant"):

        (1) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 filed with the Commission on March 12, 1999 pursuant to Section 13(a) the Securities Exchange Act of 1934, as amended (the "Exchange Act");

        (2) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999 filed with the Commission on May 10, 1999 pursuant to Section 13(a) of the Exchange Act.

        (3) The Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1999 filed with the Commission on August 10, 1999 pursuant to Section 13(a) of the Exchange Act.

        (4) The Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1999 filed with the Commission on November 3, 1999 pursuant to Section 13(a) of the Exchange Act.

        (5) The Registrant's Definitive Proxy Statement on Schedule 14A filed with the Commission on March 30, 1999 pursuant to Section 14(a) of the Exchange Act.

        (6) The description of Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A dated October 5, 1995, filed with the Commission pursuant to Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

        (7) The information contained in the Registrant's Registration Statement on Form S-8 (file No. 333-35801) filed with the Commission on September 17, 1997.

        In addition, all documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold under this Registration Statement, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEMS 4 - 7.

        Items 4 - 7, inclusive, are omitted in reliance upon General Instruction E to Form S-8, and the above incorporation by reference of a previously filed and currently effective S-8 (File No. 333-35801).

ITEM 8.    EXHIBITS.

  EXHIBIT
  NUMBER                               DESCRIPTION
---------    -------------------------------------------------------------------
   4.1       Employee Stock Purchase Plan.
   5.1       Opinion of Wilson Sonsini Goodrich & Rosati, P.C., with respect to the securities being registered.
  23.1       Consent of Independent Auditors.
  23.2       Consent of Counsel (contained in Exhibit 5.1).
  24.1       Power of Attorney (see page II-3).

ITEM 9.    UNDERTAKINGS.

        Item 9 is omitted in reliance upon General Instruction E to Form S-8, and the above incorporation by reference of a previously filed and currently effective S-8 (File No. 333-35801).

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on this 28th day of January 2000.

                                 INTEVAC, INC.



                                 By: /s/ CHARLES B. EDDY, III
                                     -------------------------------------------
                                     Charles B. Eddy, III
                                     Vice President, Finance and Administration,
                                     Chief Financial Officer, Treasurer and
                                     Secretary

                                POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Norman H. Pond and Charles B. Eddy, III, jointly and severally, his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

             SIGNATURE                                   TITLE                            DATE
----------------------------------    --------------------------------------------  -----------------
    /s/ Norman H. Pond                Chairman of the Board, President and Chief    January 28, 2000
----------------------------------    Executive Officer (Principal Executive
        Norman H. Pond                Officer)

   /s/ Charles B. Eddy, III           Vice President, Finance and Administration,   January 28, 2000
----------------------------------    Chief Financial Officer, Treasurer and
        Charles B. Eddy, III          Secretary
                                      (Principal Financial and Accounting Officer)

   /s/ Robert D. Hempstead            Director                                      January 28, 2000
----------------------------------
        Robert D. Hempstead

   /s/ Edward Durbin                  Director                                      January 28, 2000
----------------------------------
        Edward Durbin

   /s/ David N. Lambeth               Director                                      January 28, 2000
----------------------------------
        David N. Lambeth

   /s/ H. Joseph Smead                Director                                      January 28, 2000
----------------------------------
        H. Joseph Smead

                                INDEX TO EXHIBITS

  EXHIBIT
  NUMBER                           DESCRIPTION
----------   -------------------------------------------------------------------
   4.1       Employee Stock Purchase Plan.
   5.1       Opinion of Wilson Sonsini Goodrich & Rosati, P.C., with respect to the securities being registered.

  23.1       Consent of Independent Auditors.